Exhibit 99.8(b)(iii)

EXECUTION COPY

Amendment No. 2 to Fund Participation and Service Agreement

between

Protective Life Insurance Company

American Funds Distributors, Inc.

American Funds Service Company

Capital Research and Management Company

And American Funds Insurance Series

Protective Life Insurance Company (“Insurance Company”) on its behalf and on behalf of one or more separate accounts of the Insurance Company, American Funds Distributors, Inc., American Funds Service Company, Capital Research and Management Company and American Funds Insurance Series, have previously entered into a Fund Participation and Service Agreement dated June 18, 2015 (as amended to date, the “Agreement”). The parties now desire to amend the Agreement by this amendment (the “Amendment”).

Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is acknowledged, the parties agree to amend the Agreement as follows:

1.              Exhibit A is deleted and replaced with the attached Exhibit A.

2.              Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed as of November 25, 2020.

PROTECTIVE LIFE INSURANCE COMPANY
for itself and on behalf of the Separate Accounts

By:
Name:
Title:

AMERICAN FUNDS DISTRIBUTORS, INC.

By:
Name:
Title:

AMERICAN FUNDS INSURANCE SERIES

By:
Name:
Title:

AMERICAN FUNDS SERVICE COMPANY

By:
Name:
Title:

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:
Name:
Title:

Amendment #2 to FPSA – Protective Life Ins. Co.

EXHIBIT A

Insurance Company Accounts

Protective Variable Annuity Separate Account

Protective Variable Life Separate Account

Protective COLI VUL Separate Account

Protective COLI PPVUL Separate Account